EXECUTION VERSION
5 March 2018
Exhibit 10.86

TRANCHE I SUBSCRIPTION AGREEMENT

between

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

and

DNI–4PL CONTRACTS PROPRIETARY LIMITED

CLIFFE DEKKER HOFMEYR

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	Net1 Applied Technologies South Africa Proprietary Limited; and

1.1.2	DNI–4PL Contracts Proprietary Limited;

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1	"Agreement" means the agreement contained in this document;

2.1.2	"AJD Holdings" means AJD Holdings Proprietary Limited, registration number 1975/004328/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.3	"Companies Act" means the Companies Act, No 71 of 2008;

2.1.4	"Company" means DNI–4PL Contracts Proprietary Limited, registration number 2005/040937/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.5	"Conditions Precedent" means the suspensive conditions set out in clause 4.1;

2.1.6

"Designated Account" means the bank account nominated by the Company, the details of which are set out below, or such other account as the Company may designate in writing on 5 business days' notice to the Subscriber –

Name of Account:	DNI-4PL CONTRACTS (PTY) LTD
Bank:	XXX
Branch:	XXX
Branch Code:	XXX
Account Number:	Tranche I Subscription

2.1.7

"First Addendum to Original Top-Up Subscription Agreement" means an agreement headed "Addendum to Original Top-Up Subscription Agreement" to be entered in between the Parties, AJD and Richmark contemporaneously with this Agreement;

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2.1.8

"First Addendum to Shareholders Agreement" means an agreement headed "First Addendum to Shareholders Agreement" to be entered into between the Parties, AJD and Richmark contemporaneously with this Agreement;

2.1.9	"Parties" means the parties to this Agreement;

2.1.10	"PAT" shall have the meaning ascribed thereto in the Shareholders Agreement;

2.1.11	"Richmark" means Richmark Holdings Proprietary Limited, registration number 2000/013818/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.12	"Shareholders Agreement" means the agreement headed "Shareholders Agreement" entered into between the Parties, Richmark and AJD Holdings on 23 June 2017;

2.1.13	"Signature Date" means the date of signature of this Agreement by the Party last signing;

2.1.14	"Solvency and Liquidity Test" means the solvency and liquidity test as set out in section 4 of the Companies Act;

2.1.15	"Subscriber" means Net1 Applied Technologies South Africa Proprietary Limited, registration number 2002/031446/07 a limited liability private company duly incorporated in the Republic of South Africa;

2.1.16	"Subscription Date" means the first business day following the date on which the last of the Conditions Precedent is fulfilled or waived, as the case may be;

2.1.17	"Subscription Price" means an aggregate amount of R89,328,000 in respect of all the Subscription Shares;

2.1.18

"Subscription Shares" means 4,000,000 ordinary "A" shares in the authorised ordinary shares of the Company which shares will entitle Net1 as the holders thereof to, inter alia, an additional 4% of the voting rights in the Company; and

2.1.19	"Tranche II Subscription Agreement" means an agreement headed "Tranche II Subscription Agreement", to be entered into between the Parties in terms of which Net1 will subscribe for 6,000,000 Shares.

2.2	In this Agreement —

2.2.1	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2	an expression which denotes —

2.2.2.1	any gender includes the other genders;

CLIFFE DEKKER HOFMEYR

2.2.2.2	a natural person includes a juristic person and vice versa;

2.2.2.3	the singular includes the plural and vice versa;

2.2.2.4	a Party includes a reference to that Party's successors in title and assigns allowed at law; and

2.2.2.5	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3	Any reference in this Agreement to –

2.3.1	"business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2

"days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time; and

2.3.3	"person" means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality.

2.4

The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5

Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6

Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7

Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9

Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

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2.10	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.11	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.12

The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.13

Any reference in this Agreement to "this Agreement" or to any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.14	In this Agreement the words "clause" or "clauses" refer to clauses of this Agreement.

3	INTRODUCTION

3.1	The Subscriber has agreed to subscribe for the Subscription Shares at the Subscription Price.

3.2	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4	CONDITIONS PRECEDENT

4.1

Save for clauses 1 to 4, and clauses 7 to 15 all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that by not later than the 5th business day after the Signature Date –

4.1.1	the board of directors of the Company has passed the following resolutions –

4.1.1.1	approving and ratifying the entering into of this Agreement and all other agreements and transactions contemplated herein;

4.1.1.2

authorising the Company to distribute an amount equal to the Subscription Price to AJD and Richmark, in proportion to their respective shareholdings in the Company, in accordance with section 46(1)(a)(ii) of the Companies Act;

4.1.1.3

acknowledging that it has applied the Solvency and Liquidity Test, and reasonably concluded that the Company will satisfy the Solvency and Liquidity Test immediately after completing the distribution in clause 4.1.1.2, in terms of section 46(1)(c) of the Companies Act; and

4.1.1.4	approving the issue of the Subscription Shares to Net1 in accordance with section 40(1)(a) of the Companies Act;

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4.1.2	the board of directors of Net1 has approved and ratified the entering into of this Agreement and all other agreements and transactions contemplated herein

4.1.3

the Tranche II Subscription Agreement has been entered into and has become unconditional in accordance with its terms (other than in respect of: (i) any condition which requires this Agreement to become unconditional; and (ii) any condition pertaining to any approval being obtained from the competition authorities);

4.1.4

the First Addendum to Original Top-Up Subscription Agreement has been entered into and has become unconditional in accordance with its terms (other than in respect of any condition which requires this Agreement to become unconditional);

4.1.5

the First Addendum to the Shareholders Agreement has been entered into and has become unconditional in accordance with its terms (other than in respect of any condition which requires this Agreement to become unconditional);

4.1.6	Net1 has provided the Company with written confirmation that it has raised the required funding to pay the Subscription Price; and

4.1.7

AJD and Richmark have unconditionally and irrevocably waived all and any pre-emptive rights, tag-along rights, options, rights of first refusal or any similar rights, which any of them may have in respect of the Subscription Shares, whether under the memorandum of incorporation of the Company, any shareholders agreement or otherwise.

4.2

Unless all the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Parties) the provisions of this Agreement, save for clauses 1 to 4, and clauses 7 to 15, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Conditions Precedent.

5	SUBSCRIPTION

5.1	The Subscriber hereby subscribes for the Subscription Shares, with effect from the Subscription Date, at the Subscription Price.

5.2	The Subscriber shall pay the Subscription Price to the Company on the Subscription Date.

5.3

All payments to be made by (or on behalf of) the Subscriber to the Company in terms of this Agreement will be made by electronic transfer of immediately available and freely transferable funds to the Designated Account, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa.

5.4	The Company warrants that the Subscription Shares will be validly issued and will rank pari passu with all other ordinary "A" shares of the Company in issue.

CLIFFE DEKKER HOFMEYR

6	ALLOTMENT AND ISSUE OF THE SUBSCRIPTION SHARES

The Company shall, upon subscription by the Subscriber for the Subscription Shares pursuant to clause 5.1 and against payment by the Subscriber of the Subscription Price in accordance with the provisions of clause 5.2, on the Subscription Date allot and issue the Subscription Shares to the Subscriber and deliver to the Subscriber –

6.1	original share certificates in respect of the Subscription Shares; and

6.2	copies of resolutions of the directors of the Company approving the allotment and issue of the Subscription Shares to the Subscriber.

7	GENERAL WARRANTIES

7.1	Each of the Parties hereby warrants to and in favour of the other that –

7.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

7.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

7.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

7.1.3.1	contravene any law or regulation to which that Party is subject;

7.1.3.2	contravene any provision of that Party's constitutional documents; or

7.1.3.3	conflict with or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it; and

7.1.4	to the best of its knowledge and belief, it is not aware of the existence of any fact or circumstance that may impair its ability to comply with all of its obligations in terms of this Agreement;

7.1.5	it is entering into this Agreement as principal (and not as agent or in any other capacity);

7.1.6	the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so;

7.1.7	no other party is acting as a fiduciary for it; and

7.1.8	it is not relying upon any statement or representation by or on behalf of any other Party, except those expressly set forth in this Agreement.

7.2	Each of the representations and warranties given by the Parties in terms of clause 7.1 shall –

CLIFFE DEKKER HOFMEYR

7.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

7.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

7.2.3	prima facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.

8	SUPPORT

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

9	BREACH

9.1

If a Party ("Defaulting Party") commits any breach of this Agreement and fails to remedy such breach within 10 business days ("Notice Period") of written notice requiring the breach to be remedied, then the Party giving the notice ("Aggrieved Party") will be entitled, at its option –

9.1.1

to claim immediate specific performance of all or any of the Defaulting Party's obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

9.1.2

to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice. No Party shall be entitled to cancel this Agreement unless the breach is a material breach. A breach will be deemed to be a material breach if -

9.1.2.1	it is capable of being remedied, but is not so remedied within the Notice Period; or

9.1.2.2	it is incapable of being remedied and payment in money will compensate for such breach but such payment is not made within the Notice Period.

9.2

The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

9.3	The Aggrieved Party's remedies in terms of this clause 9 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

9.4

Notwithstanding the aforegoing, after the subscription in accordance with clause 5, none of the Parties will have the right to cancel this Agreement as a result of a breach thereof, and the Parties' only remedies thereafter will be to claim specific performance of all the Defaulting Party's obligations, together with damages, if any.

CLIFFE DEKKER HOFMEYR

10	NOTICES AND DOMICILIA

10.1

The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses —

Name	Physical Address	Email Address
Net1	6th Floor President Place	hermank@net1.com
Corner of Jan Smuts Avenue
& Bolton Road
Rosebank
2121

Marked for the attention of: Herman Kotze

Name	Physical Address	Email Address
Company	23/25 Commerce Crescent	xxx
Kramerville, 2031

Marked for the attention of: Andrew Dunn

provided that a Party may change its domicilium to another physical address in the Republic of South Africa (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Parties to that effect. Such change of address will be effective 5 business days after receipt of the notice of the change.

10.2	All notices to be given in terms of this Agreement will be given in writing and will —

10.2.1	be delivered by hand or sent by email;

10.2.2

if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

10.2.3

if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email. Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

10.3

Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 10.

CLIFFE DEKKER HOFMEYR

11	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or either of them.

12	APPLICABLE LAW AND JURISDICTION

12.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

12.2

The Parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, (Johannesburg) in any dispute arising from or in connection with this Agreement.

13	GENERAL

13.1	Whole Agreement

13.1.1

This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

13.1.2

This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

13.2	Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

13.3	No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by either Party to the other in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of either Party arising from this Agreement and no single or partial exercise of any right by either Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or estop or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of either Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

CLIFFE DEKKER HOFMEYR

13.4	No Waiver or Suspension of Rights

No waiver, suspension or postponement by either Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by that Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

13.5	Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

13.6	No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior signed written consent of the other, save as otherwise provided herein.

13.7	Exclusion of Electronic Signature

The reference in clauses 13.2, 13.4 and 13.6 to writing signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as excluding any form of electronic signature.

14	COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

15	SIGNATURE

15.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

15.2

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

15.3	The persons signing this Agreement in a representative capacity warrant their authority to do so.

15.4

The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

CLIFFE DEKKER HOFMEYR

CLIFFE DEKKER HOFMEYR

SIGNED at ROSEBANK on MARCH 8, 2018

For and on behalf of
NET1 APPLIED TECHNOLOGIES SOUTH
AFRICA PROPRIETARY LIMITED

/s/ Herman G. Kotzé_________________
Signature

Herman G. Kotzé____________________
Name of Signatory

Director___________________________
Designation of Signatory

CLIFFE DEKKER HOFMEYR

SIGNED at SANDTON on MARCH 5, 2018

For and on behalf of
DNI–4PL CONTRACTS PROPRIETARY
LIMITED

/s/ Andrew J. Dunn
Signature

A.J. Dunn___________________________
Name of Signatory

CEO______________________________
Designation of Signatory

CLIFFE DEKKER HOFMEYR